Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 3 to the Registration Statement on Form S-1 of Commonwealth Income & Growth Fund VII of our report dated May 11, 2010 relating to the February 28, 2010 and 2009 consolidated financial statements of Commonwealth Capital Corp. and Subsidiaries, which appear in the Prospectus, which is a part of this Post-effective Amendment No. 3 to the Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
December 16, 2010